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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                February 26, 1997
                                -----------------



                             The Caldor Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                  1-10745                 06-1282044
----------------------------     -----------             ----------------
(State or other jurisdiction     (Commission             (I.R.S. Employer
      of incorporation)          File Number)            Identification No.)



 20 Glover Avenue, Norwalk, Connecticut                         06856-5620
 --------------------------------------                         ----------
(Address of principal executive offices)                        (Zip Code)



                                 (203) 846-1641
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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Item 5. Other Events

     On February 26, 1997, the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approved the termination agreement dated as of January 31, 1997 (the "Effective Date") between the Registrant and Don R. Clarke (the "Termination Agreement"), pursuant to which Mr. Clarke's employment with the Registrant was terminated effective the Effective Date, subject to the entry by the Bankruptcy Court of an order approving the Termination Agreement.

     The Termination Agreement provided that the Registrant would pay Mr. Clarke a single lump payment in the amount of $3.1 million, in lieu of all payments to which he was otherwise entitled from the Registrant. The Termination Agreement also entitles Mr. Clarke to certain health and life insurance benefits and other allowances as well as benefits accrued under the Registrant's retirement, profit sharing and pension plans.

     Mr. Clarke will be bound until January 31, 2000 by restrictions with respect to competition and solicitation of the Registrant's employees. He will also be bound by restrictions with respect to disclosure of confidential information.

     This summary does not purport to be complete and is qualified in its entirety by the reference to the Termination Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro forma
        Financial Information and Exhibits

   (c)  Exhibits:

Exhibit Number                     Description
--------------                     -----------

   99.1 Termination Agreement dated as of January 31, 1997 between the Registrant and Don R. Clarke.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               The Caldor Corporation
                                               (Registrant)


Date: March 27, 1997                           By: /s/ Bennett S. Gross
                                                   ---------------------------
                                                       Bennett S. Gross
                                                       Senior Vice President


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                                  EXHIBIT INDEX

Exhibit Number                  Description                     Page Number
--------------                  -----------                     -----------

    99.1               Termination Agreement dated January
                       31, 1997 between the Registrant and
                       Don R. Clarke.



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